SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                Date of Report (date of earliest event reported):
                                February 12, 2003


                         ALBANY MOLECULAR RESEARCH, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         000-25323                      14-1742717
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(State or other jurisdiction      (Commission File            (I.R.S. Employer
 of incorporation)                    Number)               Identification No.)


              21 Corporate Circle, P.O. Box 15098, Albany, NY 12212
              -----------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (518) 464-0279
              (Registrant's telephone number, including area code)



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Item 2.   Acquisition or Disposition of Assets

On February 12, 2003, Albany Molecular Research, Inc. a Delaware corporation (the "Company"), purchased the remaining outstanding shares of Organichem Corporation ("Organichem") for $29.9 million in cash. The purchase price was funded through borrowings under the Company's five year $30.0 million term loan which matures on February 11, 2008. The term loan bears interest at a variable rate. Currently $20.0 million of the $30.0 million bears an interest rate of 3.36% and $10.0 million of the $30.0 million bears an interest rate of 2.34%. The purchase of these additional shares of Organichem common stock increases AMRI's ownership in Organichem from 75% to 100%. The Company previously announced that its ownership increased from 39.2% to 75% on January 1, 2003 through the conversion of $15.0 million of subordinated debentures to common stock.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         The financial statements of Organichem required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but not later than March 17, 2003.

(b)      Pro Forma Financial Information

         The pro forma financial information required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but not later than March 17, 2003.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: February 27, 2003           ALBANY MOLECULAR RESEARCH, INC.


                                          By:  /s/ David P. Waldek
                                               -------------------------------
                                               David P. Waldek
                                               Chief Financial Officer


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